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                                                                    EXHIBIT 10.2

                                   FLEX/OFFICE
                                      LEASE
                                    AGREEMENT

                 TEN THIRTY-FIVE ASSOCIATES, LIMITED PARTNERSHIP

                                     LESSOR

                               MILLENIUM CELL, LLC

                                     LESSEE

                                HOVPARK EATONTOWN
                             ONE INDUSTRIAL WAY WEST
                              EATONTOWN, NEW JERSEY

                                  June 9, 1999

DATE PREPARED: 5/18/99

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                        SUMMARY OF BASIC LEASE PROVISIONS

LESSOR:                       TEN THIRTY-FIVE ASSOCIATES, LIMITED PARTNERSHIP

ADDRESS OF LESSOR:            225 Highway 35, P.O. Box 500, Red Bank, New Jersey
                              07701.

LESSEE:                       Millenium Cell, LLC

ADDRESS OF LESSEE:            5 Jules Lane, New Brunswick, NJ 08901

DEMISED PREMISES:             Unit K in Building E located at HovPark Eatontown,
                              One Industrial Way West, Eatontown, New Jersey, as set forth on the Site Plan attached hereto as Exhibit "A", the Building Plan attached hereto as Exhibit "B" and the Floor Plan attached hereto as Exhibit "C".

LEASE TERM:                   Five (5) years

RENT COMMENCEMENT
DATE: The date established in accordance with Article 2(a) estimate to be August 1, 1999.

LEASE EXPIRATION DATE
ESTIMATED TO BE:              July 31, 2004

BASE RENT:     Year 1 - $9.35 per square foot, triple net, $7,581.34 monthly,
               $90,976.00 annually

               Year 2 - $9.85 per square foot, triple net, $7,986.75 monthly, $95,841.00 annually

               Year 3 - $10.35 per square foot, triple net, $8392.16 monthly, $100,706.00 annually

               Year 4 - $10.85 per square foot, triple net, $8,797.58 monthly, $105,571.00 annually

               Year 5 - $11.35 per square foot, triple net, $9,203.00 monthly, $110,436.00 annually

PERMITTED USES:               Research and Development

LESSEE'S S.I.C. NO.:          8731

TOTAL AREA WITHIN
THE BUILDING:                 79,323 (flex) SQUARE FEET

TOTAL LEASED AREA OF
DEMISED PREMISES:             9,730 SQUARE FEET

LESSEE'S PROPORTIONATE
PERCENTAGE SHARE OF
COMMON AREA MAINTENANCE
CHARGES:                      8.15%

SECURITY DEPOSIT:             Three (3) months base rent -
                              $22,744.02.

RENEWAL OPTION:               One (1) Five (5) year option period.


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GUARANTOR:                    In the event of a default, G.P. Strategies
                              Corporation will be responsible for the payment of up to one (1) year of the then current rent and any and all additional charges.


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                                      LEASE

                                TABLE OF CONTENTS

ARTICLE
      1    Demised Premises ...................................................5
      2    Lease Term and Option to Renew .....................................5
      3    Use ................................................................5
      4    Security Deposit ...................................................5
      5    Base Rent ..........................................................6
      6    Adjustment to Base Rent ............................................6
      7    Tax Rent ...........................................................7
      8    Common Areas and Common Area Maintenance ...........................8
      9    Additional Rent ....................................................9
     10    Lessor's Standard Work .............................................9
     11    Additional Work to be Performed for Lessee .........................9
     12    Peaceful Enjoyment .................................................9
     13    Lessee's Representations
                  A. Payment .................................................10
                  B. Repairs and Re-Entry ....................................10
                  C. Assignment and Subletting ...............................10
                  D. Alterations, Additions, Damage & Improvements ...........11
                  E. Legal Use, Insurance Violations and Costs ...............12
                  F. Laws and Regulations ....................................12
                  G. Indemnity and Insurance
                        1. Indemnity .........................................12
                        2. Insurance .........................................12
                  H. Building Rules and Regulations ..........................13
                  I. Entry for Repairs, Inspection, Showing ..................13
                  J. Nuisance ................................................13
                  K. Utility Charges .........................................13
                  L. Janitorial ..............................................13
                  M. Net-Net-Net Lease .......................................14
     14    Mutual Representations and Covenants
                  A. Condemnation ............................................13
                  B. Loss or Damage ..........................................14
                  C. Lien for Rent ...........................................14
                  D. Abandonment .............................................14
                  E. Holding Over ............................................14
                  F. Fire or Casualty ........................................15
                  G. Attorneys Fees and Costs ................................15
                  H. Amendment or Modification ...............................15
                  I. Transfer of Lessor's Rights .............................15
                  J. Default by Lessee
                        1. Right to Re-Enter .................................15
                        2. Right to Relet ....................................15
                        3. Notice of Default, Right to Cure ..................16
                        4. Remedies Cumulative ...............................16
                  K. Waiver ..................................................16
                  L. Possession ..............................................16
                  M. Bankruptcy ..............................................16
                  N. Assignment by Lessor ....................................16
                  0. Pronouns and Genders ....................................16
                  P. Subordination ...........................................16
                  Q. Force Majeure ...........................................17
                  R. Time of Essence .........................................17


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                  S. Transmittal .............................................17
     15    Mechanic's Liens ..................................................17
     16    Estoppel Certificates .............................................17
     17    Waiver of Jury Trial ..............................................17
     18    Limits of Lessor's Liability ......................................17
     19    Severability ......................................................18
     20    Notices ...........................................................18
     21    Relationship of Parties ...........................................18
     22    Memorandum of Lease ...............................................18
     23    Construction ......................................................18
     24    Parking ...........................................................18
     25    Signs .............................................................18
     26    Brokerage .........................................................18
     27    Late Payments .....................................................18
     28    Headings ..........................................................19
     29    Integration .......................................................19
     30    Governing Law .....................................................19
     31    No Third Party Rights .............................................19
     32    Shift Premises ....................................................19
     33    Environmental Law Compliance ......................................19
     34    Confidentiality ...................................................21

EXHIBITS
     "A"   Site Plan .........................................................25
     "B"   Building Plan .....................................................26
     "C"   Floor Plan ........................................................27
     "D"   Lessor's Standard Work ............................................28
     "E"   Additional Work to be Performed by Lessor
           for Lessee at Lessee's Expense ....................................29
     "E-1" Lessee Interior Construction Requirements .........................31
     "F"   Rules and Regulations .............................................36
     "G"   Guaranty (if applicable) ..........................................39


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                                   FLEX/OFFICE
                                 LEASE AGREEMENT

THIS AGREEMENT entered into this _____ day of June ___ 1999, between Ten Thirty Five Associates, a Limited Partnership of the State of New Jersey, having its principal place of business at 225 Highway 35, Red Bank, New Jersey, 07701, referred to as "Lessor"; and Millenium Cell, LLC, a Corporation of the State of New Jersey, with offices at 5 Jules Lane, New Brunswick, referred to as "Lessee".

                              W I T N E S S E T H:

1. Demised Premises. Lessor has leased to Lessee the area located in the property known as Unit K in Building E located at HovPark Eatontown, One Industrial Way West, in the municipality of Eatontown, New Jersey, as designated and highlighted: (a) on the Site Plan attached hereto as Exhibit "A" ("Project"); (b) on Exhibit "B" hereto which is the plan of the building in which the demised premises is a part ("Building"); and (c) on the Floor Plan of the first floor of the Building attached hereto as Exhibit "C", ("Demised Premises").

2. Lease Term and Option to Renew. (A) The Lease Term shall be five (5) years and shall commence on Lessor's delivery of the demised premises to Lessee in accordance with the delivery specification set forth in Exhibit "E" attached hereto, estimated at August 1, 1999 and expire on July 31, 2004 ("Lease Term"). The Lease Term is subject to adjustment based upon the actual Rent Commencement Date and unless sooner terminated as herein provided.

The "Rent Commencement Date" shall mean: (1) the date Lessor, or Lessor's Agent, notifies Lessee in writing that the Demised premises are ready for occupancy; or
(2) the date on which Lessee shall first take possession of any portion of the Demised Premises; or (3) the day following the issuance of any Certificate of Occupancy for the Demised premises, whichever of said dates shall occur first.

(B) Provided Lessee is not in default hereunder, Lessee shall have the right and option to renew this lease ("Option to Renew") for one (1) additional option period of five (5) years ("Option Term") upon the same terms and conditions herein set forth except that the Base Rent shall be adjusted in accordance with Paragraph 6 below. To exercise its Option to Renew, Lessee must give Lessor notice in writing sent so as to be received at least nine (9) months prior to the expiration of the initial Lease Term or the Option Term; as applicable. Lessee's exercise of its Option shall be void and of no effect if Lessee is in default of this Lease on the date it exercises its Option to renew or on the expiration of the Lease Term or Option Term, as applicable. Not withstanding anything above to the contrary, in no event shall Lessee be allowed to renew when a subLessee is in possession of the Demised Premises.

3. Use. Lessee shall continuously use and occupy the Demised Premises during the full term of this Lease for no other purpose than research and development, which is the Permitted Use. Any changes in same must be approved in writing by Lessor in advance, which approval may be refused by Lessor for any reason. Lessee represents and warrants to Lessor that the Permitted Uses have the Standard Industrial Classification ("S.I.C.") Numbers set forth in the Summary of Basic Lease Provisions hereof.

4. Security Deposit. Lessee, concurrently with the execution of this Lease, has deposited $22,743.88 with Lessor (the "Security Deposit"), the receipt of which is hereby acknowledged. Said sum shall be retained by Lessor as security for the payment by Lessee of the monies herein agreed to be paid by Lessee, and for the faithful performance by Lessee of the terms and covenants of the Lease. In the event of any default by Lessee, Lessor, at its option, may at any time apply said sum, or any part thereof, (a) toward the payment of any or all rent or other monies payable under this Lease which are in default, or (b) so as to cure any default of Lessee; but Lessee's liability under this Lease shall thereby be discharged but only to the extent that Security Deposit covers the amount in default and Lessee shall remain liable for any amounts that such sum shall be insufficient to pay. Lessor is not required to exhaust any or all rights and remedies available at law or equity against Lessee before resorting to the Security Deposit.


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Lessee's failure to restore any of the Security Deposit used by Lessor within
(10) days of Lessor's request for same shall be an act of default hereunder. In the event this deposit shall not be utilized for any purposes herein permitted and provided Lessee is not in default at the expiration of the Lease Term or any Option Term as applicable, then such deposit shall be returned by Lessor to Lessee within thirty (30) days after the expiration of the Lease Term or Option Term, as applicable. Lessor shall not be required to pay Lessee any interest on said Security Deposit.

5. Base Rent. Lessee shall pay to the Lessor as Base Rent for the Demised Premises the following:

A. For the first year of the Lease Term, Lessee shall pay Ninety Thousand Nine Hundred Seventy-Five and 50/100 Dollars per annum, ($90,975.50), $9.35 a square foot, payable in equal monthly installments of Seven Thousand Five Hundred Eighty-One and 29/100 ($7,581.29) and;

B. For the second year of the Lease Term, Lessee shall pay Ninety Five Thousand Eight Hundred Forty One 00/00 Dollars per annum, ($95,841.00), $9.85 per square foot, payable in equal monthly installments of Seven Thousand Ninety Hundred Eighty-Six and 75/100 ($7,986.75) and;

C. For the third year of the Lease Term, Lessee shall pay One Hundred Thousand Seven hundred Six and 50/100 Dollars per annum, ($100,706.00), $10.35 per square foot, payable in equal monthly installments of Eight Thousand Three Hundred Ninety-Two and 16/100 ($8,392.16) and;

D. For the fourth year of the Lease Term, Lessee shall pay One Hundred Five Thousand Five Hundred Seventy-One and 00/100 Dollars per annum, ($105,571.00), $10.85 per square foot, payable in equal monthly installments of Eight Thousand Seven hundred Ninety-Seven and 58/100 ($8,797.58) and;

E. For the fifth year of the Lease Term, Lessee shall pay One Hundred Ten Thousand Four Hundred Thirty-Six and 00/100 Dollars per annum, ($110,436.00), $11.35 per square foot, payable in monthly installments of Nine Thousand Two Hundred Three and 00/100 ($9,203.00).

Each payment shall be paid in advance, without demand, on the first day of each and every calendar month during the Lease Term without deduction or setoffs. If the Lease Term shall begin on other than the first day of a calendar month, then the Base Rent for such portion of the particular calendar month at the beginning of the Lease Term shall be apportioned and paid on the basis of a month of thirty days. The Base Rent shall be paid to Lessor in legal tender of the United States of America at the address of Lessor, specified above, or at such place as Lessor may from time to time designate by notice in writing.

6. Adjustment of Base Rent. If the Option to Renew as set forth above in 2 (b) is exercised, the annual base rent for each year of the Option Term will be adjusted as follows:

A. For the first year of the Option Term, Lessee shall pay One hundred Fifteen Thousand Three Hundred and 50/100 Dollars per annum ($115,300.50), $11.85 per square foot, payable in equal monthly installments of Nine Thousand Six Hundred and Eight and 37/100 ($9,608.37) and;

B. For the second year of the Option Term, Lessee shall pay One Hundred Twenty Thousand and One Hundred and Sixty-Five and 50/100 Dollars per annum ($120,165.50), $12.35 per square foot, payable in equal monthly installments of Ten Thousand Thirteen and 79/100 ($10,013.79) and;

C. For the third year of the Option Term, Lessee shall pay One Hundred Twenty-Five Thousand Thirty and 50/100 Dollars per annum ($125,030.50), $12.85 per square foot, payable in equal monthly installments of Ten Thousand Four Hundred and Nineteen and 20/100 ($10,419.20) and;

D. For the fourth year of the Option Term, Lessee shall pay One hundred Twenty-Nine Thousand Eight Hundred Ninety-Five and 50/100 Dollars per annum ($129,895.50), $13.35 per square fool, payable in equal monthly installments of Ten Thousand Eight Hundred Twenty-Four and 62/100 (10,824.62) and;

E. For the fifth year of the Option Term, Lessee shall pay One Hundred Thirty-Four Thousand Seven Hundred Sixty and 50/100 Dollars per annum ($134,760.50), $13.85 per square foot, payable in equal monthly installments of Eleven Thousand Two Hundred Thirty and 04/100 ($11,230.04).


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

7. Tax Rent. The term "Taxes" shall mean the aggregate of the real-estate taxes, assessments and other governmental charges and levies, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind or nature whatsoever (including without limitation assessments for public improvements or benefits and interest on unpaid installments thereof) which may be levied, assessed or imposed or become liens upon or arise out of the use, occupancy or possession of the land, buildings, leasehold improvements, betterment's, and other permanent improvements within or to the Lessor's property from time to time. The term "Taxes" shall not, however, include inheritance, estate, succession, transfer, gift, franchise, corporation income or profit tax imposed upon Lessor. However, if at any time during the Lease Term the methods of taxation prevailing at the commencement of the Lease Term shall be altered so that in addition to or in lieu of or as a substitute for the whole or any part of the Taxes now levied, assessed or imposed on real-estate as such there shall be levied, assessed or imposed: (i) a tax on the rents received; or (ii) a license fee measured by the rents receivable by Lessor; or (iii) a tax or license imposed upon Lessor which is otherwise measured by or based in whole or in part upon the real-estate, then the same shall also be within the definition of the term "Taxes" above.

Lessor covenants that it will pay, when due, all Taxes, imposed on the tax lot wherein the Demised Premises are situated. Lessee shall pay to Lessor an amount equal to Lessee's proportionate share of such Taxes ("Tax Rent") which shall be determined by a fraction, the numerator of which shall be the Total Leased Area of the Demised Premises, and the denominator of which shall be the Total Area with the Building or Project wherein the Demised Premises are situated, subject to the method by which taxes are calculated. Such amount shall be fairly and equitably prorated for any partial lease year during the Lease Term.

The term "Tax Year" shall mean the twelve (12) month period established as the real estate tax year by the taxing authorities having jurisdiction over the Demised Premises. Lessee's Tax Rent (as the same may be subsequently increased or decreased) shall be paid to Lessor in equal monthly installments in advance on the first day of any calendar month during such Tax Year. If, on the first day of any calendar month the amount of Taxes payable during the then current Tax Year shall have not been determined by the taxing authorities, then the Fax Rent then payable by Lessee shall be estimated by Lessor and be subject to immediate (i) adjustment when the amount of such Taxes shall be determined; and
(ii) payment upon submission of a statement therefore by Lessor.

Within 60 days after the end of each Tax Year, Lessor shall deliver a copy to Lessee of all bills for Taxes for such Tax Year and certify to Lessee the amount of Lessee's Tax Rent. If the amount of such monthly Tax Rent payments paid by Lessee exceeds the actual amount due, the overpayment shall be credited on Lessee's next succeeding payment or during the last year of the Lease Term. Lessor will refund such excess to Lessee within thirty (30) days following the expiration of the Lease Term, if Lessee is not in default hereunder. If the amount of such monthly Tax Rent payments paid by Lessee were less than the actual amount due, Lessee shall pay to Lessor the difference between the amount paid and the actual amount due, within ten (10) days after receipt of Lessor's certification of amount due.

Lessee shall pay (or reimburse Lessor upon demand if the same are levied against Lessor or the Demised Premises), before delinquency, any and all taxes, assessment, license fees and public charges, of whatever kind or nature, levied or assessed during the Lease Term by any governmental authority against Lessee's business in the Demised Premises and the fixtures, furniture, appliances and any other personal property therein.

Lessor shall have the right but not the obligation, if permitted by law, to make installment payments of any assessments levied against the Demised Premises and in such event, Lessee's share of the Taxes shall be computed upon the installments and interest thereon paid by Lessor in each Tax Year.

Lessor shall have the sole, absolute right, but not the obligation, to contest the validity or amount of any Taxes by appropriate proceedings, and the sole, absolute and unrestricted right to negotiate and settle any contest, proceeding or action upon whatever terms Lessor may, in its sole discretion, determine. In the event Lessor receives any refund of such Taxes (and provided Lessee is not then in default under this Lease) Lessor shall credit such proportion of the refund


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

(less pro rata costs, expenses and attorney's fees) as shall be allocable to the Lessee's Tax Rent against the next succeeding payments due of Lessee's Tax Rent.

In the event of any dispute under this Article, Lessee shall pay its Tax Rent in accordance with the applicable bill or statement, and such payment shall be without prejudice to Lessee's position. If the dispute shall be determined in Lessee's favor by agreement or otherwise, Lessor shall pay to Lessee the amount of Lessee's overpayment resulting from compliance with such bill or statement. Any such bill or statement shall be deemed binding and conclusive if Lessee fails to object to it in a detailed writing within thirty (30) days after it is mailed by Lessor.

Failure of Lessor to provide any statement called for hereunder within the period of time prescribed, will not relieve Lessee from its obligations hereunder.

8. Common Areas and Common Area Maintenance.

A. The term "Common Areas" means the portions of the lot or Building or Project as herein described which have been designated and improved for common use by or for the benefit of more than one occupant of same including, without limitation (if and to the extent facilities therefore are provided by the Lessor at the time in question): the land and facilities utilized for or as parking lots; access and perimeter roads; truck passageways and loading platforms (which includes any platform that may be used by only one occupant); service corridors; landscaped and grass areas; exterior lawn sprinklers, walks, stairways, ramps; interior corridors and stairs; directory equipment; storm and sanitary sewers; utility lines and the like installed at the cost of the Lessor; and the structure of the Building and any buildings or other structures in the Project and all component and structural parts and systems of same including but not limited to the roof, mechanical systems, load bearing walls, floors and all other structural components but excluding all portions of the Building which are used or intended for use by one occupant, except as provided above.

B. The term "Common Area Maintenance" charges (sometimes referred to by Lessor as "CAM" charges) shall mean an amount equal to the sum of: (i) the actual cost of operating, managing, lawn sprinklers and lawn maintenance, equipping, landscaping, cleaning, lighting, snow and ice removal from, repairing, replacing, and otherwise maintaining the Common Areas, including, but not limited to; all costs of insurance relating to the Common Areas, all taxes allocable thereto, all sewer and water costs, costs of maintaining and operating any private sewerage disposal or septic facilities and meter equipment rooms, and the cost of all utilities servicing the Common Areas; and (ii) 1 0% of the costs referred to in (i) above as a reserve fund for making capital repairs and replacements to the Common Areas; and (iii) 5% of Base Rent as a management fee.

The term "Common Area Maintenance" shall also include Lessor's actual annual cost of procuring and maintaining insurance covering fire and such other risks as are from time to time included in standard extended coverage endorsements and special broad form coverage's, insuring not less than ninety percent (90%) of the full insurable value (based on completed construction but excluding foundation and excavation costs and underground floor pipes and drains) of the Project, the Demised Premises and Buildings, and improvements and betterment's installed by Lessor or others within same, in addition to rent loss insurance. Lessee hereby acknowledges that Lessor will not insure Lessee's personal property, fixtures, equipment, furniture, machinery, decorations, stock-in-trade or other property or the contents within the Demised Premises belonging to the Lessee or others and Lessee shall be solely responsible for maintaining liability coverage and insurance on any and all of its personal property and all of the items herein set fourth in this sentence.

Lessor shall notify the Lessee of Lessee's pro rata share of the Common Area Maintenance charges estimated and computed in the same manners as set forth above for Tax Rent computation by Lessor in advance and for each annual lease period during the Lease Term and any portion thereof. Lessee shall pay its pro rata share of such estimated Common Area Maintenance charges in equal monthly installments coincident with payment of Base Rent. Lessor shall make available to the Lessee after each annual period during the Lease Term, a statement showing the Lessor's actual costs of maintaining and operating the Common Areas. If


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

the pro rata share of the actual Common Area Maintenance charges for such annual lease period exceeds the estimated amount paid by Lessee, Lessee shall pay to the Lessor the balance of its pro rata share of such excess within thirty (30) days after receipt of a statement of Lessor therefore. If the estimated amount so paid by Lessee exceeded the Lessee's pro-rata share of the actual Common Area Maintenance charges, then, the Lessee's share of such excess shall be credited against the next succeeding payment(s) due of Lessee's pro-rata estimated share of Common Area Maintenance charges for the next annual lease period.

Failure of Lessor to provide any statement called for hereunder within the period of time prescribed, will not relieve Lessee from its obligations hereunder.

Not withstanding anything above, if an expenditure is incurred for the benefit of less than all Lessees, Building or Project, said expenditures shall be allocated proportionately to the benefiting parties.

9. Additional Rent. Wherever the phrase "Additional Rent" is used in this Lease, it shall mean not only the additional monies to be paid to Lessor as provided for in Article 7 and 8 hereof, but also all other charges or sums due by Lessee to Lessor hereunder, including, without limitation, attorney's fees and court costs; reimbursement for sums advanced by Lessor, if any, on Lessee's behalf; costs of performing Lessee's Work and interest on all monies due at the then applicable maximum legal rate.

10. Lessor's Standard Work. All work to be performed within and needed in order to ready the Demised Premises for Lessee's use and occupancy is described and set forth on Exhibit "D" (other than decorations and installation of movable trade fixtures, office and other equipment) ("Lessor's Standard Work"). Lessor shall, at its sole cost and expense, perform "Lessor's Standard Work" on the Demised Premises and the Building. The shape, height and location of the Demised Premises within the Building, Lessor's Standard Work and the design criteria therefore set forth in Exhibit "D" or otherwise, and the nature and identity of the occupants of the other leased premises in the project are each subject to such changes as Lessor shall, at any time and from time to time, deem to be desirable for the benefit of the Lessor and the overall Project. However, such changes shall not materially adversely affect Lessee and provided further that the resulting Demised Premises shall be substantially equivalent in usefulness for Lessee's purposes as prior to such changes. No changes shall invalidate or affect this Lease, and Lessor and Lessee shall, on request by either, modify Exhibits "A", "B", "C" and/or "D" to such extent as the architects or engineers selected by Lessor certify to be proper to be in accord with the changes referred to in this Article. Lessee shall be responsible for obtaining a Certificate of Occupancy.

It shall be conclusively established that the Demised Premises and all work to be done by Lessor under Article 10 and 11 were in satisfactory condition in all respects by and as of Lessee taking possession of the Demised Premises, except for items on Exhibit "D" and Exhibit "E" as to which Lessee shall give written notice to Lessor within ten (10) days after the commencement of the Lease Term.

Any disagreement which may arise between Lessor and Lessee with respect to either Lessor's Standard Work (Article 10) or Additional Work To Be Performed On Behalf of Lessee (Article 11) shall be resolved by the decision of Lessor's architects or engineers, the cost of whose services in respect of such disagreement shall be borne equally by Lessor and Lessee. The decision of said architects or engineers shall be final and binding on the parties.

11. Additional Work To Be Performed. If Lessee has requested any work to be performed within the Demised Premises which is different in scope or amount of Lessor's Standard Work (Exhibit D), said additional work is set forth and defined in Exhibit "E" ("Additional Work To Be Performed On Behalf Of Lessee"). Lessee shall pay Lessor for all of said work as set forth on a schedule within Exhibit E.

12. Peaceful Enjoyment. Lessee shall and may peaceably have, hold and enjoy possession of the Demised Premises subject to the other terms hereof, provided Lessee pays the monies herein required and performs all covenants and agreements herein contained.


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

13. Lessee's Representations. The Lessee hereby represents, warrants and covenants to Lessor as follows:

A. Payments. To pay to Lessor all rents and sums provided to be paid hereunder at the times and in the manner herein provided.

B. Repairs and Re-Entry. Lessee will, at Lessee's own cost and expense, make all repairs with respect to the Demised Premises during and at the expiration or termination of the Lease Term and shall be solely responsible for the condition, repairs to and replacement of, compliance with all codes and regulations and maintenance of the Demised Premises. Lessor shall, at Lessee's expense, maintain throughout the term of this Lease, including any extension term hereof, the H.V.A.C. system serving the Demised Premises, including without limitation periodic changing of any and all filters, changing of belts, lubricating of equipment and maintenance of operating levels of freon in accordance with manufacturers specifications. Lessor is not obligated to but may, at its sole option, make such repairs and perform such maintenance to the Demised Premises as Lessor determines to be necessary, in which event the Lessee shall repay the full cost thereof to Lessor on demand. Lessee will not commit or allow any waste or damage to be committed on any portion of the Demised Premises, and shall, at the termination of this Lease, by lapse of time or otherwise, deliver up the Demised Premises to Lessor in as good condition as at date of possession of Lessee, ordinary wear and tear excepted. Upon such expiration or termination of the Lease Term or abandonment of possession by Lessee, Lessor shall have the right to re-enter and resume possession of the Demised Premises without any further notice or liability to Lessee.

C. Assignment & Subletting.

      1. Subletting Prohibited. Lessee shall not (i) sublet the Demised Premises in whole or in part, (ii) sell or encumber this Lease or any interest therein, and (iii) except in the case of an assignment permitted pursuant to Section 13C(2) of this Article, permit the use or occupancy of the Demised Premises or any part thereof by anyone other than the Lessee named in this Lease who has executed same.

      2. Assignment.

            a. Lessee shall not assign this Lease without the prior written consent of the Lessor which consent shall not be unreasonably withheld. Consent withheld for any of the following reasons shall be deemed conclusively to be consent reasonably withheld: (i) the proposed assignee is not financially qualified or is an otherwise unsatisfactory credit risk, or is not sufficiently experienced, (ii) the proposed assignment would result in the creation of more than one office, or in a change of the Permitted Use or Trade Name, or (iii) the proposed assignment would adversely affect the overall character or quality of the Building in which the Demised Premises are located, (iv) the proposed assignee or use of the Demised Premises by the proposed assignee would come within the provisions of ISRA or the Spill Compensation and Control Act, or (v) the proposed assignee is an existing Lessee in the Complex. Not withstanding anything above to the contrary, the length of any assignment shall be limited to the expiration of the then current term at date of execution of said assignment. The assignor and assignee shall not have any further right to exercise any option periods.

            b. In the event Lessee proposes to assign this Lease, Lessee shall request Lessor's consent by notice given not less than ninety (90) days prior to the intended effective date of the proposed assignment. Lessee's notice shall include the proposed assignee's name and address, current financial statement and business resume, including other business locations, other lessors, trade and bank references and other information as reasonably requested by Lessor. If Lessee claims that Lessor has been unreasonable in withholding or delaying consent or unreasonable in its request for information as to a proposal to assign, Lessee's remedy shall be restricted to a declaratory judgment and an injunction for the relief sought, and shall exclude money damages.

            c. In addition to requiring Lessor's consent as aforesaid, any assignment of this Lease shall be subject to the following:

                  (1) each assignee shall assume the obligations of this Lease by executing, acknowledging and delivering to Lessor, prior to the effective date of the assignment, an agreement in form and substance satisfactory to Lessor wherein the assignee assumes the obligations of Lessee under this Lease and wherein the assignor remains jointly and severally liable therefore; and

                  (2) There has been no Default hereunder on Lessee's part still existing and uncured as of the effective date of the assignment.

                  (3) The Minimum Rent shall be increased by such amount to reflect the current market rent in the area, but in no event shall the Minimum Rent be less than provided in this Lease.

            d. In furtherance of the provisions of Paragraph a of this Section 13C(2), if Lessee is a corporation (except a corporation whose outstanding voting shares are listed on a recognized security exchange) and if the person or persons who own a majority of its voting shares as of the date of this Lease cease to own a majority of such shares at any time hereafter, except as a result of transfers by gift, bequest, or inheritance by or among immediate family members, such change of ownership shall constitute an assignment of this Lease.

            e. All costs and expenses, including attorney's fees (which shall include the cost of time expended by in-house counsel) incurred by Lessor and Lessor's agent in connection with any proposed assignment, shall be paid by Lessee as Additional Rent.

            f. Neither Lessee nor any successor in interest nor a trustee in bankruptcy shall have the right to assign this Lease, nor to sublet the whole or any part of the Demised Premises after the adjudication of Lessee as a bankrupt or in any liquidation proceedings as distinguished from an arrangement or reorganization proceeding pursuant to federal or state statutes. Notice of this provision shall be contained in any "short form" of Lease prepared pursuant to this Lease.

            g. Notwithstanding the other provisions of Section 13C (1) and 13C(2) hereof, Lessor shall have the right to recapture and terminate this Lease if it receives a notice pursuant to Section 13C(2)(b) hereof.

Lessee will not assign this Lease, or allow the same to be assigned by operation of law or otherwise; nor shall Lessee sublet the Demised Premises, or any part thereof, or use or permit the same to be used for any other purpose than the Permitted Use herein set forth without the prior written permission of Lessor which may be refused for any reason. The selling or other transfer of the corporate stock of any corporate Lessee or partnership interest in Lessee, as applicable, shall be a prohibited assignment for purposes of this Lease Agreement. Any assignment or subletting permitted by Lessor will not relieve the Lessee of any obligation herein.

D. Alterations, Additions, Damage and Improvements. Lessee will not make or allow to be made any alterations, additions or improvements in or to the Demised Premises without the prior written consent of Lessor. Any and all such alterations, additions or improvements when made to the Demised Premises by the Lessee shall be at the Lessee's cost and expense. Lessor reserves the right to undertake the construction of same but at Lessee's expense. Any and all such alterations, additions or improvements, except removable fixtures and furniture of the Lessee, shall at once become property of the Lessor and shall be surrendered to the Lessor upon the termination in any manner of this Lease. Notwithstanding the foregoing, Lessee shall not perform any repairs, alterations, modification or maintenance of any type to the Common Areas or any structural components of the Building, the Demised Premises or the Project. If any of the Common Areas or any of said structural components are damaged by acts or due to the negligence of the Lessee, its officers, employees, invitees or guests, Lessor shall repair same and charge Lessee for the reasonable costs of repair as Additional Rent.

E. Legal Use, Insurance Violations and Costs. Lessee will not occupy or use, or permit any portion of the Demised Premises to be occupied or used for any business or purpose which is unlawful in part or in whole or deemed by Lessor to be disreputable in any manner, or extra hazardous, or permit anything to be done which will in any way increase the rate of insurance on the Project or the Building and/or its contents. Upon demand Lessee agrees to pay any increase to Lessor in insurance premiums on the Project or Building caused by Lessee's acts or conduct of business at the Demised Premises and Project.

F. Laws and Regulations. Lessee will keep and maintain the Demised Premises in a clean and healthful condition and comply with all laws, ordinances, orders, rules and regulations (State, Federal, Municipal, and other agencies or bodies having any jurisdiction thereof) which apply to the Project and rules, orders, and regulations of the Underwriters Association for the prevention of fires, with reference to use, conditions or occupancy of the Premised Premises.

G. Indemnity and Insurance.

      1. Indemnity. The term "Claims" means all claims, suits, proceeding, actions, causes of action, responsibility, liability, demands, fines, judgments and executions of any kind and reasonable legal fees and all costs related thereto. Lessee hereby indemnifies and agrees to save harmless Lessor and any Mortgagee of Lessor regarding the Demised Premises from and against any and all Claims, which either: (i) arise from the possession, use, occupation, management, or control of and accidents occurring on the Demised Premises, or any portion thereof; (ii) arise from any act or omission of Lessee or Lessee's agents, contractors, employees, officers, invitees, or visitors; (iii) result from any Default, breach, violation or non-performance of this Lease or any provision hereof to be performed in whole or in part by Lessee; or (iv) result in injury to person or property or loss of life sustained in or about the Demised Premises. Lessee shall notify Lessor upon receiving any knowledge or notice of any Claim and shall defend, with counsel satisfactory to Lessor and its mortgagee, any Claim proceeding which may be brought against Lessor or any mortgagee of Lessor with respect to the foregoing or in which they may be impleaded. Lessee shall pay, satisfy and discharge any judgments, orders and decrees which may be recovered against Lessor or any mortgagee of Lessor. Lessor shall not be liable to Lessee or Lessee's agents, employees, officers, invitees or visitors for any damage to persons or property due to condition, design, or defect in the Demised Premises, Building or Project or its mechanical systems or elsewhere in the Demised Premises, Building or Project which may now exist or hereafter occur, including acts of negligence of co-Lessees or others. Lessee assumes all risks of damage to persons or property.

      2. Insurance.

            (A) Comprehensive General Liability Insurance. Lessee shall maintain and supply certificates of comprehensive general liability insurance coverage in a combined single limit policy for bodily injury, death and property damage in the amount of one million ($1,000,000) dollars with an umbrella or excess liability policy with additional coverage of two million ($2,000,000) dollars.

            (B) Fire Insurance. Lessee shall maintain and supply certificates of Fire Insurance, with the usual extended coverage endorsement and endorsement for vandalism, malicious mischief, rent continuation insurance and such other extended coverage endorsements covering all of Lessee's property in the Demised Premises including but not limited to stock, trade fixtures, furniture, furnishings, floor covering and equipment and signs and all other property, installations, betterment's, alterations, additions and improvements made by Lessee in, on or about the Demised Premises. Said insurance shall be in an amount of not less than one hundred percent (100%) of the full insurable value of the items set forth above.

            (C) Other Insurance. Lessee shall provide and keep in force other insurance in amounts that may from time to time be required by Lessor against other insurable hazards as are commonly insured against for the type of business activity that Lessee will conduct.

All insurance required of Lessee hereunder shall be in form and from carriers licensed by in the State of New Jersey satisfactory to Lessor. Each policy shall contain an express waiver of subrogation by the insurance carrier in favor of Lessor, Lessor's agents and employees, mortgagees and ground lessors, if any; and shall provide that it shall not be subject to cancellation, termination or material change except after at least thirty (30) day prior written notice to Lessor from the insurance carrier. All insurance required of Lessee shall name Lessor and the Lessee as the insureds as their interests may appear and shall include the holder of any mortgage on the fee or any underlying or overriding leasehold under a standard mortgagee clause. Lessee shall furnish Lessor with a manually countersigned certificate or original signed policy for each type of insurance required hereunder no less than ten (10) days before Lessee takes possession of the Demised Premises and annually thereafter. If by any reason of changed economic conditions or otherwise, the insurance amounts required or referred to in this Lease become inadequate in Lessor's sole determination, Lessee shall promptly increase the amounts of such insurance upon Lessor's written request.

H. Building Rules and Regulations. Lessee and Lessee's agents, employees, invitees and visitors will comply fully with all Rules and Regulations of the Building which are attached hereto as Exhibit "F". They are made a part hereof as though fully set out herein. Lessor shall at all times have the right to reasonably change such Rules and Regulations or to amend them in any reasonable manner as may be deemed advisable by Lessor for the safety, welfare, order, care and cleanliness of the Project, Building and the Demised Premises. All changes and amendments will be sent in writing by Lessor to Lessee and be effective upon being deposited in the U.S. mail or hand delivered to the Demised Premises by Lessor. They will thereafter carried out and observed by Lessee.

I. Entry for Repairs, Inspection and Showing. Lessee will permit Lessor, its employees, officers, agents, contractors or representatives the right to enter into and upon any and all parts of the Demised Premises, at any time to inspect, clean, repair, alter or make additions as Lessor may deem necessary or desirable, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof or disruption to Lessee's business caused thereby. Lessor shall have the right beginning one hundred twenty (120) days prior to the expiration date of the Lease Term or any Option Term, as applicable, to enter the Demised Premises for the purpose of showing the Demised Premises to prospective Lessees. Lessor shall, at all times, have the right to enter the Demised Premises for the purpose of showing same to any prospective purchaser of the Project or any part thereof.

J. Nuisance. Lessee will conduct its business, and control its agents, employees, invitees and visitors at the Project in such a manner as not to create any nuisance, or interfere with, annoy, or disturb any other Lessee or Lessor in its management of the Project and Building.

K. Utility Charges. Lessee shall pay all charges incurred for the installation and the use of utility services at the Demised Premises whether separately metered to the Demised Premises or not, including, without limitation; the cost of gas, electricity, water, sewer, telephone and waste disposal. No electric current or gas lines shall be used except those which are approved by Lessor, nor shall electric or other wires be brought to additional outlets or electrical fixtures installed within the Demised Premises except upon the written consent and approval of the Lessor. Lessee will not overload any of the circuits within the Demised Premises and shall have no right to use any electric current outside the Demised Premises. Lessee shall be responsible for complying with any applicable governmental or Lessor's regulations pertaining to recycling of garbage or waste from the Demised Premises.

L. Janitorial. The Lessee will not obstruct the hallways or other Common Areas and will not place refuse outside the Demised Premises except in areas and receptacles designated by the Lessor for same. Lessee, at its expense, will keep the interior of the Demised Premises clean and orderly and, if necessary, hire janitorial services to this end. However, Lessor shall have the right (in order to insure uniform cleaning, preservation of the Building and systematic and orderly refuse disposal) at its option to provide janitorial service to the Lessee for a reasonable fee to be paid by Lessee as Additional Rent and the alternative right to hire janitorial services for the Project and include same in the Common Area Maintenance charge calculation. If Lessee does not agree with the reasonableness of the Lessor's janitorial service fees, Lessee shall so notify Lessor and thereafter Lessee shall hire its own janitorial services for the Demised Premises. Thereafter, if Lessor determines in its sole discretion that the condition of the

Demised Premises are not up to Lessor's and the Project's reasonable standards, Lessor shall so notify Lessee and thereafter Lessor shall supply janitorial services either directly to Lessee at the Demised Premises for which Lessee shall pay directly Lessor's reasonable fee, or to the project in which event, Lessor shall include the charges for same in the Common Area Maintenance charge calculation.

M. Net-Net-Net Lease. Lessee agrees that this Lease Agreement and the Base Rent hereunder shall be absolutely net to Lessor and that the Lessor shall receive the rentals herein reserved free from all charges and expenses imposed upon or by reason of the Demised Premises and the ownership of Lessor, its successors and assigns and without deduction by way of any claim or set off alleged by Lessee.

14. Mutual Representations and Covenants. The Lessor and Lessee hereby mutually represent, warrant and covenant as follows:

A. Condemnation. In the event the whole or any part of the Building other than a part which does not interfere with the maintenance or operation thereof is taken or condemned for any public or quasi-public use or purpose, or a conveyance is made in lieu of such a taking, the Lessor may at its option terminate this Lease from the time title to or right of possession shall vest in or be taken for such public or quasi-public use or purpose. Lessor shall be entitled to any and all income, rent, awards or any interest thereon and compensation for any taking or conveyance, whether for the whole or a part of the Building, the Demised Premises or otherwise. Lessee hereby assigns to Lessor all of Lessee's right, title and interest in and to any and all such claims, awards and compensation, excluding any award Lessee shall be entitled to claim, prove and receive in the condemnation proceeding for its relocation or trade fixtures but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award and compensation paid by it to Lessor.

B. Loss or Damage. Lessor shall not be liable or responsible for any loss or damage to any property or person occasioned by: (i) theft, fire, water, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, lack of services to Lessee hereunder; or (ii) any other matter beyond the control of Lessor; or
(iii) for any damage or inconvenience to Lessee which may arise through repair, modification or alteration of or to any part of the Project, Building, or the Demised Premises, or their equipment or mechanical systems; or (iv) failure to make any such repairs; or (v) from any cause whatever unless caused solely by Lessor's gross negligence.

C. Lien for Rent. In consideration of the mutual benefits arising under this Lease, Lessee does hereby pledge and assign unto Lessor all property of Lessee now or hereafter placed in or upon the Demised Premises (except such part of any property or merchandise as maybe exchanged, replaced or sold from time to time in Lessee's ordinary course of operations or trade). Such property is hereby subjected to alien in favor of Lessor and shall be and remain subject to such lien of Lessor for payment of all Base Rent, Tax Rent, Common Area Maintenance charges. Additional Rent and all other sums agreed to be paid by Lessee herein. Said lien shall be in addition to and shall supplement any of the Lessor's liens provided by law. At the time of execution of this Lease or thereafter upon request, Lessee will execute a UCC-Financing Statement in recordable form and Lessor may record same.

D. Abandonment. If the Lessee shall abandon or vacate the Demised Premises before the expiration of the term of this Lease, or shall suffer the Base Rent or other monies to be paid Lessor to be in arrears, the Lessor may, at its option, forthwith but upon written notification to Lessee, cancel this Lease. In which event Lessor may enter the Demised Premises as the agent of the Lessee, by force or otherwise, without being liable in any way therefore, and relet all or any part of the Demised Premises with or without any of Lessee's fixtures, furniture, or other personality that may be therein, all as the agent of the Lessee and all pursuant to Paragraph 14J hereof.

E. Holding Over. In case of holding over by Lessee after expiration of the Lease Term or termination of this Lease, Lessee will pay as liquidated damages double the Base Rent, Additional Rent and other sums due hereunder for the entire holdover period. Lessee agrees that said liquidated damages are a fair and reasonable compensation to Lessor, as Lessor's actual damages would be difficult to measure with mathematic certainty. Holding over by Lessee, either with or without consent or acquiescence of Lessor, shall not operate to extend the Lease for a period longer than one month; and any holding over with the consent of Lessor in writing shall thereafter constitute a Lease from month to month only.

F. Fire or Casualty. Lessee shall, in case of fire or other damage, give immediate notice thereof to Lessor. In the event of damage to the Demised Premises or Building by fire or other causes resulting from the act, fault or negligence of Lessee or Lessee's agents, officers, employees, invitees, or visitors, the same shall be repaired by Lessor but at the expense of Lessee or, at Lessor's election, by the Lessee but under the direction and supervision of Lessor. If the Demised Premises shall be partially destroyed by fire or other casualty so as not to render the Demised Premises unLesseeable in Lessor's sole discretion, all payments to be made to the Lessor herein recited shall not cease. In case of the total destruction of the Demised Premises without act, fault or negligence of Lessee, its agents, officers, employees, invitees, or visitors, or if from such cause the same shall be so damaged that Lessor shall decide in its sole discretion not to rebuild, then Lessor shall so notify Lessee of same and all Base Rent and other payments due up to the time of such destruction or termination shall be paid by Lessee, and Lessee agrees to quit and surrender the Demised Premises and thereafter this Lease shall cease and come to an end.

G. Attorney Fees and Costs. In the event of any litigation between the parties, or if the Lessor in its sole discretion determines to utilize the services of any of its attorneys (including in-house counsel) for any purpose related to an actual or alleged default of Lessee under this Lease, the Lessee upon demand shall pay the Lessor's reasonable attorney's fees and court and other collection and litigation costs.

H. Amendment or Modification to this Lease. This Agreement may not be altered, changed, or amended, except by an instrument in writing, signed by both parties hereto.

I. Transfer of Lessor's Rights. Lessor shall have the right to transfer and assign in whole or in part, its rights and obligations hereunder. Such transfers or assignments may be made by Lessor in anyway, and howsoever made, are to be recognized by Lessee. Lessee agrees to execute such documents required by Lessor or any transferee or assignee of Lessor's rights, including documents evidencing attornment of this Lease to such transferee or assignee. Upon transferring Lessee's security deposit to Lessor's transferee or assignee, Lessor shall have no further liability to Lessee thereafter and Lessee shall look only to Lessor's transferee or assignee for the return of Lessee's security deposit and performance of all of the Lessor's obligations and duties herein set forth.

J. Default by Lessee. Default on the part of Lessee in paying the Base Rent or other monies due Lessor or any installment thereof, or default on Lessee's part in keeping or performing any other term, covenant or condition of this Lease, shall constitute authorization to the Lessor, at its option at any time after such default to declare this Lease terminated, and upon the occurrence of any one or more of such acts of default, Lessor immediately, or at any time thereafter, may at Lessor's option:

      1. Right to Re-Enter. Re-enter the Demised Premises and remove all persons and property therefrom by appropriate legal process or otherwise, and without prejudice to any of its other legal rights. All claims for damages by Lessee or others claiming under Lessee by reason of such re-entry are expressly waived, as also are all claims for damages by reason of any distress warrants or proceedings by way of sequestration which Lessor may employ to recover monies due it, or possession of said premises.

      2. Right to Relet. Relet the Demised Premises or any part or parts thereof, either as agent for Lessee or otherwise, and receive the rents therefore and apply same, (i) to the payment of such expenses, reasonable attorney fees and costs, as Lessor may have incurred in re-entering and making such repairs and alterations as may be necessary in order to relet the Demised Premises, and (ii) to the payment of monies due from Lessee hereunder. The Lessee shall remain liable for such monies as may be in arrears and any additional monies as may accrue subsequent to the re-entry by Lessor, to the extent of the difference between the monies reserved hereunder to Lessor, and the monies, if any, received by Lessor during the remainder of the unexpired term of this Lease, after deducting the aforementioned expenses, fees and costs. If payment of the full monies herein provided shall not be realized by Lessor over and above the expenses to Lessor in such reletting, including but not limited to, the cost of renovating, altering and decorating for the new occupant, the Lessee shall pay any deficiency to Lessor and Lessor may sue Lessee for monies due as provided herein.

      3. Notice of Default, Right to Cure. Lessor shall not have the right to declare this Lease terminated by reason of Lessee's default unless it gives Lessee 10 day written notice of any default not pertaining to a payment provision, if Lessee fully cures all defaults in said 10 day period. However, no notice shall be necessary in the case of a default in payment of any Base Rent or Additional Rent or other payment required hereunder for more than ten (10) days after the due date. In the event of a default hereunder entitling the Lessor to terminate this Lease, the Lessor may declare all Base Rent and other monies reserved and due for the entire Lease Term provided for herein immediately due and payable.

            4. Remedies Cumulative. All the rights and remedies given Lessor in this Lease and all other rights and remedies allowed at law or equity are reserved and conferred upon the Lessor as distinct, separate, and cumulative remedies, and no one of them, whether exercised by the Lessor or not, shall be deemed to be in exclusion of any of the others.

K. Waiver. Failure of Lessor to declare any default immediately upon occurrence thereof or delay in taking any action in connection therewith shall not constitute any waiver of such default, but Lessor shall have the right to declare any such default at any time and take such action as authorized hereunder or as might be lawful either in law or in equity. Acceptance by Lessor of any full or partial payment of monies due, or any check in tender of payment due shall not be deemed an accord and satisfaction regarding any dispute between the parties.

L. Possession. If for any reason, the Demised Premises shall not be ready for occupancy by Lessee at the time of commencement of the Lease Term (which for purposes hereof is defined as Lessor's failure to substantially complete the work required of Lessor as per Articles 10 and 11 hereof), this Lease shall not be affected thereby, nor shall Lessee have any claim against Lessor by reason thereof, however, no monies shall be payable by Lessee to Lessor under this Lease for the period of time during which the Demised Premises are not ready for occupancy (as defined above) and all claims against Lessor for damages arising out of such delay are waived and released by Lessee.

M. Bankruptcy. If Chapter 11 or any other voluntary bankruptcy proceedings are instituted by Lessee, or if involuntary proceedings are instituted by anyone else to adjudge Lessee a bankrupt or to have a fiduciary appointed over the assets of Lessee, or if Lessee makes an assignment for the benefit of Lessee's creditors, or if execution is issued against it, or if the interest of Lessee in this Lease passes by operation of law to any person other than Lessee; this Lease may, at the option of Lessor, be terminated by notice to Lessee.

N. Assignment by Lessor. This Lease shall also inure to the benefit of the successors and assigns of Lessor; and with the prior written consent of Lessor (which may be refused for any reason), but not otherwise, to the benefit of the heirs, executors, and or administrators, successors and assigns of Lessee as applicable.

O. Pronouns and Genders. When this Lease is executed by more than one person it shall be construed as though Lessee were written "Lessees" and the words in their number were changed to correspond; and pronouns of the masculine gender, whenever used herein shall include persons of female sex, and corporations and associations of every kind and character.

P. Subordination. This Lease is hereby made expressly subject and subordinate at all times to any and all mortgages, deeds of trust and ground or underlying leases affecting the Demised Premises which have been executed and delivered, or which may at any time hereafter be executed and delivered, and any and all advances made or to be made under said mortgages, deeds of trust, ground or underlying leases. Within five (5) days of request by Lessor, Lessee agrees to execute any instrument or instruments which the Lessor may deem necessary or desirable to evidence or to give effect to the subordination of this Lease to any or all such mortgages, deeds of trust, ground or underlying leases. In the event the Lessee shall refuse after reasonable notice to execute such instrument or instruments, Lessor, in addition to any other remedies available to it, may execute and acknowledge and deliver such instrument, as attorney-in-fact of the Lessee and in the Lessee's name and place, and for such purpose the Lessee does hereby irrevocably appoint the Lessor, its successors or assigns as its attorney-in-fact. Said appointment shall further remain unaffected by any incompetency or disability of any individual Lessee.

Q. Force Majeure. Except as to monies to be paid to Lessor pursuant hereto, the time for performance by Lessor or Lessee of any term, provision or covenant of this Lease Agreement shall be deemed extended by the amount of any time lost due to delays resulting from acts of God, strikes, unavailability of building materials, civil riots, floods, material or labor restrictions or shortages, by governmental authority, moratoria of any type and any other cause not within the control of Lessor which affects construction of the Project, Demised Premises or the Commencement of the Lease Term.

R. Time of Essence. It is understood and agreed between the parties hereto that time is of the essence of this Lease and this applies to all terms and conditions contained herein except that the Rent Commencement Date may vary due to circumstances involving approvals, etc. and except as set forth in Article 14Q hereof.

S. Transmittal. This Lease is transmitted for examination only and does not constitute an offer to Lease. This Lease shall become effective only upon execution and unconditional delivery of same by Lessor and Lessee.

15. Mechanic's Liens. It is expressly understood that in no event shall mechanic's liens attach to the Demised Premises by virtue of any alterations, improvements, repairs or other activities performed by, at the direction of Lessee or its agents, employees, officers or contractors. Lessee shall post with Lessor evidence of surety, or discharge any such lien within ten (10) days of the filing of any such lien. If Lessee does not do so, Lessor shall have the option of paying or discharging any lien which is so filed and the costs of same together with reasonable legal fees shall be charged to Lessee as Additional Rent.

16. Estoppel Certificates. Lessee shall, at any time and from time to time, within ten (10) days following notice by Lessor, execute, acknowledge and deliver to the Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect, or if' there shall have been any modification(s) that the same is in full force and effect as modified and stating the modification(s) and the date to which Base Rent and Additional Rent have been paid in advance, and stating whether or not to the best knowledge of the signer of such certificate that the Lessee is in default and, if so, specifying each such default.

17. Waiver of Jury Trial. Lessor and Lessee shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters arising out of or in anyway connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Demised Premises and any emergency, common law or statutory remedy. Lessee further agrees that it shall not interpose any counterclaim(s) in a summary manner or in any action based upon hold over or non-payment of Base Rent or Additional Rent due Lessor hereunder.

18. Limits of Lessor's Liability. Notwithstanding any provision to the contrary herein, Lessee shall look solely to the equity of Lessor in and to the Building within which the Demised Premises are located in the event of an actual or alleged breach or default by Lessor of the provisions of this Lease, and Lessee agrees that the liability of Lessor under this Lease shall not exceed the value of such equity of Lessor in the Building within which the Demised Premises forms a part. No other property or assets of Lessor shall be subject to levy, execution or enforcement procedures for the satisfaction of any judgment or process arising out of, or in connection with this Lease or its breach; and if Lessee shall acquire a lien on any such other


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

property or assets of Lessor by judgment or otherwise, Lessee shall promptly release such lien on such other property or assets by executing, acknowledging and delivering to the Lessor an instrument to that effect prepared by Lessor's attorneys.

19. Severability. In the event of the invalidity of any provision hereof, same shall be deemed stricken from this Lease which shall continue in full force and effect as if the offending provisions wherever part hereof.

20. Notices. Any notice, demand, waiver, approval or consent hereunder shall be in writing, signed by all parties hereto and shall be deemed duly served if mailed by registered or certified mail, return receipt requested, addressed, if to Lessee, at the address of the Demised Premises or at such other address as Lessee shall have last designated by written notice to Lessor, and if addressed to Lessor, to it at the address of Lessor set forth herein or such other address as Lessor shall have last designated by written notice to Lessee. Any such notice, demand, waiver, approval or consent may also be hand delivered and be deemed served the earlier of actual receipt thereof or two days after mailing.

21. Relationship of Parties. This Lease creates only a Lessor and Lessee relationship between the parties and under no circumstances shall any partnership, joint venture or agency or any other relationship be created by virtue of this Lease.

22. Memorandum of Lease. Lessee shall not record this Lease. However, Lessor shall have the right to require Lessee to execute, acknowledge and deliver at any time after the date of this Lease a Memorandum of this Lease and Lessor shall have the right to record same. The Memorandum of Lease shall contain a clause to the effect that the Lessor may at any time there is a default hereunder and Lessor has terminated this Lease, file in the public records, an Affidavit to that effect so as to evidence that the Lessee's interest in the Demised Premises was terminated.

23. [Intentionally left blank]

24. Parking. Lessee, its employees and agents shall park their motor vehicles only in those portions of the parking area designated for that purpose by Lessor. Lessee shall, upon written notice from Lessor, within ten (10) days, furnish Lessor, or its authorized agent, the state automobile license plate numbers assigned to all motor vehicles used by its employees or others who will be regularly present at the Demised Premises. Lessee shall not at any time park any trucks or any delivery vehicles except in those areas specifically designated as truck areas.

25. Sign. Lessor shall provide a suitable identification sign or signs of such size, design and character as shall fit in the sign which Lessor erects for the Project or Building at Lessee's sole cost and expense which will be due and payable within ten (10) days after installation of the sign as an item of Additional Rent.

26. Brokerage. Lessee represents that it has had no dealings with any real estate broker, salesperson or agent or others in connection with this Lease other than The Schultz Organization, and Lessee covenants to pay, hold harmless and indemnify Lessor from and against any and all claims for costs, expenses, for any fees, compensation or commissions to any broker, salesperson, agent or others in respect of this Lease or the negotiation hereof with whom Lessee is alleged to have had dealings.

27. Late Payments. In the event Lessee fails to pay its rent or additional rent within five (5) calendar days following the due date, Lessee shall pay a late charge equal to the greater of (i) five (5%) percent of such overdue payment or
(ii) $50.00. Lessee agrees that said charge is reasonable and said amount shall compensate Lessor for its administrative cost. In addition, at the option of Lessor, and in addition to any and all other remedies reserved to Lessor herein or by law, the Lessor may collect interest on any payments due hereunder from Lessee hereunder, whether in the form of Base Rent or Additional Rent, at the legal maximum rate of interest per annum, due and payable after the due date of any such payment due from Lessee to Lessor. Interest and late charges due may be billed by Lessor to Lessee after acceptance of payment of the principal amount due without Lessor waiving its right to collect interest.

28. Headings. Paragraph headings are used herein for identification only and shall not in any way affect the interpretation of the Lease.

29. Integration. This Agreement states the entire agreement between the parties and incorporates all prior and contemporaneous agreements and representations with respect to the subject matter hereof. No alteration, modification, termination, waiver or release, in whole or in part of this lease, shall be effective unless in writing, signed by a duly authorized representative of each of the parties hereto or their successors or assigns.

30. Governing Law. This Lease Agreement shall be construed under the laws of the State of New Jersey.

31. No Third Party Rights. Nothing in this Agreement shall be interpreted as conferring any rights on any party other than the parties hereto.

32. Shift Premises. Lessor hereby reserves the right (and Lessee hereby acknowledges and consents thereto) to shift the location of the Demised Premises to an alternate location within the Complex.

33. Environmental Law Compliance.

      (A) During the term of this Lease, Lessee shall, at Lessee's own expense, comply with all Federal or State laws, rules and regulations pertaining to the environment, hazardous substances or hazardous wastes as defined by law and the Industrial site recovery act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder and any successor legislation and regulations ("ISRA"). If required hereunder, Lessee shall, at Lessee's own expense, make all submissions to, provide all information to, and comply with all requirements of the various governmental agencies or bodies having jurisdiction, including but not limited to, the Bureau of Industrial Site Evaluation or its successor("Bureau") of the New Jersey Department of Environmental Protection("NJ DEP"). Lessee's obligation under ISRA shall arise only if there is a closing, termination or transferring of operations of any industrial establishment during or by reason of the termination or cancellation of this Lease pursuant to ISRA, or if the actions or in action's of Lessee or its agents at the Demised Premises either directly or indirectly results in an event which, by the occurrence of same, requires compliance with ISRA or the regulations thereunder.

      (B) Provided this Lease is not previously canceled or terminated by either party or by operation of law, Lessee shall commence its submission to the Bureau in anticipation of the end of the Lease Term or Option Term, as applicable, no later than six (6) months prior to the expiration of the Lease Term or Option Term. Lessee shall promptly furnish to Lessor true and complete copies of all documents, submissions, correspondence and oral or written communications by the Bureau to Lessee or its agents or visa versa. Lessee shall also promptly furnish to Lessor true and complete copies of all test results and reports, if any, obtained and prepared at and around the Demised Premises. Lessee shall notify Lessor in advance of any meetings scheduled between Lessee or its agents and the NJ DEP, and Lessor may attend all such meetings.

      (C) Should Lessee's operations at the Demised Premises be outside of those industrial operations covered by ISRA, Lessee shall, at Lessee's own expense, obtain a letter of non-applicability or de minimus quantity exemption from the Bureau prior to the expiration of the Lease Term or its earlier cancellation and shall promptly provide a copy of Lessee's submission and the original of the Bureau's exemption letter to Lessor.

      (D) Should NJ DEP determine that a cleanup plan be prepared and undertaken because of a spill or discharge of a hazardous substance or waste at the Demised Premises which occurred during the Lease Term or any Option Term, Lessee shall, at Lessee's own expense, promptly take any necessary samples and prepare and submit the required cleanup plan and financial assurance, and shall promptly carry out the approved plan.

      (E) If Lessee fails to comply with any environmental law, rule or regulation; or fails to obtain either: (i) a non-applicability letter; (ii) a de minimus quantity exemption; (iii) a negative declaration; or (iv) final approval of cleanup; (collectively referred to as "ISRA Clearance") from NJ DEP; or fails to clean up the Demised Premises pursuant to the above prior to the expiration of the Lease Term, then Lessor shall have the option either to consider the Lease as having ended or to treat Lessee as a holdover Lessee. If Lessor considers the lease as having ended, then Lessee shall nevertheless be obligated to promptly obtain ISRA Clearance and to fulfill the obligation set forth above regarding compliance with applicable environmental laws, rules and regulations.. If Lessor treats Lessee as a holdover Lessee, then Lessee shall pay monthly to Lessor double the Base Rent and Additional Rent which Lessee would otherwise have paid, until such time as Lessee obtains ISRA Clearance and fulfills its obligations above, and during the holdover period all of the terms of this Lease shall remain in full force and effect.

      (F) For any ISRA or other submittals to environmental authorities undertaken by Lessor or its agents, at no expense to Lessor, Lessee shall promptly provide all information required or requested by Lessor for Lessor's preparation of any ISRA or other environmental submission and shall promptly sign such affidavits and submissions when requested or required by Lessor, if they are correct.

      (G) Lessee represents and warrants to Lessor that Lessee intends to use the premises only for the uses permitted in this Lease, which operations have the Standard Industrial Classification ("S.I.C.") numbers as defined in the most recent edition of the SIC manual published by the Federal Executive Office of the President, Office of Management and Budget as set forth in the Summary of Basic Lease Provisions hereof. Lessee's use of the Demised Premises shall be restricted to said uses only unless Lessee obtains Lessor's prior written consent to any change in use. Lessee shall notify Lessor as to any changes in Lessee's overall operation, S.I.C. number or use during the Lease Term.

      (H) Lessee shall permit Lessor and Lessor's agents and employees access to the Demised Premises for the purposes of environmental inspections and sampling during regular business hours, or during other hours in the event of any emergency. Lessee shall not restrict access to any part of the Demised Premises, and Lessee shall not impose any conditions to access.

      (I) Lessee shall indemnify, defend and hold Lessor harmless from and against all claims, fines, suits, procedures, actions, proceedings, liabilities, losses, damages, penalties and costs, foreseen and unforeseen, including counsel, engineering and other professional or expert fees which Lessor may incur by reason of Lessee's action or non-action with regard to Lessee's obligations under this Article and spills or discharges of hazardous substances or wastes at the Demised Premises during Lessee's occupancy of same and Lessee's failure to provide all information required by any environmental law or NJ DEP. This Article shall survive the expiration or earlier termination of this Lease. Lessee's failure to abide by the terms of this Article shall be restrainable by injunction.

      (J) Lessee shall promptly: (i) supply Lessor with copies of all notices, reports, correspondence and submissions made by Lessee to any local, state or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or substances; and (ii) notify Lessor as to any liens threatened or attached against property of Lessee or the Demised Premises pursuant to any environmental law, rule or regulation. The event that such a lien in field against the Demised Premises, then Lessee shall, within thirty days from the date that the lien is placed against the Demised Premises either pay the claim and remove the lien, or furnish either a bond of cash deposit in the amount of the claim out of which the lien arises, or other security satisfactory to the Lessor in an amount sufficient to discharge the claim out of which the lien arises.

      (K) Condition Precedent to Assignment and Sublease Rights, if any. If Lessee is permitted to assign or sublease the Demised Premises pursuant to this Lease Agreement, then as a condition precedent to Lessee's right to sublease the Demised Premises or to assign this Lease, if any, Lessee shall, at Lessee's own expense, first comply with ISRA and fulfill all of Lessee's environmental obligations under this Lease pursuant to Article 32 which also arise upon termination of Lessee's Lease Term.

      34. Confidentiality. Lessee shall not discuss, divulge, reveal or otherwise disclose the terms of this Lease to any entity or individual, including but not limited to information relating to Rent, except in the following contexts: (i) in compliance with Lessor's request; (ii) to Lessee's accountant and/or attorney (who shall be bound by the confidentiality provisions of this Lease); (iii) on Lessee's tax return; or (iv) in Lessee's financial statements. Aside from the foregoing exceptions, neither Lessee nor Lessee's employees, agents or contractors shall discuss, divulge, reveal or otherwise disclose any terms of this Lease without the prior written consent of Lessor in each instance.

IN WITNESS thereof the parties have set their hands and seals hereto the day first written above.

ATTEST/WITNESS:                        LESSOR: TEN THIRTY-FIVE ASSOCIATES,
                                       LIMITED PARTNERSHIP, BY K. HOVNANIAN
                                       INVESTMENT PROPERTIES, INC., ITS AGENT

                                       BY:
------------------------                  ---------------------------

DATE SIGNED:

------------------------

(Corp. Seal)

ATTEST/WITNESS                         LESSEE: MILLENIUM CELL, LLC

 /s/ illegible                         BY: /s/ illegible
------------------------                  ---------------------------

DATE SIGNED:

      6/9/99
------------------------

(Corp. Seal)

                        (ACKNOWLEDGMENT FOR CORPORATION)

STATE OF NEW YORK

SS.:

COUNTY OF NEW YORK

BE IT REMEMBERED, that on this 10 day of June, 1999, before me, the subscriber, a Notary Public of the State of New York, personally appeared Russell J Steward, who being by me duly sworn on his oath, doth depose and make proof to my satisfaction that he is the _____________________________ Secretary of Millenium Cell LLC, the Lessee named in the within instrument; that Steven C. Amendola is Vice President of said corporation; that the execution of this Lease was approved by the resolution of the board of directors of said corporation; that deponent well knows the corporate seal of said corporation; and the seal affixed to this Lease is the corporate seal and was thereto affixed and said instrument signed and delivered by said Steven C. Amendola, Vice President, as and for his voluntary act and deed and as for the voluntary act and deed of said corporation, in presence of deponent, who thereupon subscribed his name thereto as witness.

                                  /s/ Russell J. Steward
                               ----------------------------
                                   Secretary

Subscribed and sworn to before me, at New York City, on the date aforesaid.

/s/ Lydia M. DeSantis
---------------------------
Notary Public

                                LYDIA M. DeSANTIS
                        NOTARY PUBLIC, State of New York
                                 No. 31-4724309
                          Qualified in New York County
                         Term Expires December 31, 2000

 (Notarial Seal)

(ACKNOWLEDGMENT FOR INDIVIDUAL)

STATE OF ________________

SS.:

COUNTY OF ______________

BE IT REMEMBERED, that on this ________ day of __________, 199_, before me, the subscriber, ___________________________________, personally appeared
_____________________________________________________, the person named in and who executed the within instrument; and thereupon _____________________________ acknowledged that ___________________________ signed, sealed and delivered the same as _______________________ act and deed, for the uses and purposes there in expressed.

                                          ------------------------------------